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                                                    EXHIBIT 10.14

                             CONSULTING AGREEMENT

     THIS AGREEMENT, made July 7, 1994, covers the consulting arrangements between SUN COMPANY, INC. ("Sun"), and JAMES G. KAISER ("Consultant"), an independent consultant.

                                 SCOPE OF WORK

     Consultant is being engaged to assist Sun for the benefit and support of Sun's Chairman's Committee on Diversity and Human Resources Department. Such services will include advice and counsel as well as assistance in implementing Sun's diversity program. Sun's Senior Vice-President and Chief Administrative Officer will have sole responsibility for initiating and managing requests for specific services.

                                     TERM

     This Agreement is effective as of July 1, 1994 and will remain in effect until December 31, 1994, with renewal at the mutual consent of the parties, and termination by either party upon thirty (30) days written notice. Consultant will act as an independent contractor and not as an employee of Sun, and nothing in this Agreement will be deemed to create an employer-employee relationship between the parties hereto.

                                      FEE

     Sun will pay Consultant Two Thousand Dollars ($2,000.00) per day for time spent providing services, plus expenses. Such payment will be made within ten (10) days of Sun's receipt of an invoice from Consultant.

                                 GOVERNING LAW

     This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement.

                                          SUN COMPANY, INC.

s/JAMES G. KAISER                   By    s/SHELDON L. THOMPSON
- -----------------                         ---------------------
James G. Kaiser                           Sheldon L. Thompson
                                          Senior Vice President and
                                          Chief Administrative Officer